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                                                                      DRAFT
                     ENVIRONMENTAL PURIFICATION INDUSTRIES, INC.

                        1,200,000 Shares of Common Stock and
                                 1,200,000 Redeemable
                            Common Stock Purchase Warrants


                                UNDERWRITING AGREEMENT


                                 , 1996


Rickel & Associates, Inc.
875 Third Avenue
New York, New York 10022

Dear Sirs:

         Environmental Purification Industries, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with Rickel & Associates, Inc. ("you" or the "Underwriter"), as follows:

                   1.   DESCRIPTION OF THE SECURITIES.

         The Company proposes to issue and sell to the Underwriter 1,200,000 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), and 1,200,000 redeemable common stock purchase warrants ("Warrants") of the Company (the Shares, together with such Warrants, being sometimes referred to as the "Securities"). The Company proposes to grant to the Underwriter an option to purchase up to 180,000 additional shares of Common Stock and up to an additional 180,000 Warrants (the "Additional Securities"). The offering of Securities and Additional Securities contemplated hereby may sometimes be referred to as the "Offering."

              (a)  THE WARRANTS.

         Pursuant to and subject to certain conditions set forth in the agreement (the "Warrant Agreement") between the Company, the Underwriter and Continental Stock Transfer & Trust Company, each Warrant will be exercisable during the period commencing on the effective date of the Registration Statement, as defined in Paragraph 2(a) hereof (the "Effective Date"), and expiring three years thereafter, subject to prior redemption by the Company (as described below), at an initial exercise price (subject to adjustment as set forth in the Warrant Agreement) equal to $4.50 per share. The shares of Common Stock issuable upon the exercise of Warrants are hereinafter referred to as "Warrant Shares."

         As more fully provided in the Warrant Agreement, the Warrants will be redeemable at a price of $.10 per Warrant, commencing 12 months after the Effective Date (or earlier with your




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prior written consent) and prior to their expiration upon not less than 30 days'
prior written notice to the holders of the Warrants, provided the average closing sales price (or, if none, the average of the closing bid and asked quotations) of the Common Stock as reported on The Nasdaq Stock Market or a national securities exchange has been at least 150% of the then current Warrant exercise price (initially $4.50 per share), on any 20 trading days in a 30 trading day period ending no later than 20 days prior to the date on which the Company gives notice of redemption, subject to the right of the holder to exercise his purchase rights thereunder until redemption. The exercise price and the number of Warrants will be subject to adjustment in the event of (i) a merger or acquisition of the Company in which the stock of the Company is changed or reclassified, (ii) a recapitalization or split-up of Shares of the Company or (iii) the issuance by the Company of a stock dividend.

              (b)  UNDERWRITER'S SECURITIES.

         The Company will sell to the Underwriter, for a total of $10.00, warrants to purchase up to 10% of the number of Securities sold to the public (excluding the Additional Securities) at an exercise price equal to 120% of the offering price of the Securities sold in the Offering (the "Underwriter's Warrants"). The Underwriter's Warrants, shares of Common Stock and Warrants underlying the Underwriter's Warrants and shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriter's Warrants are hereinafter referred to collectively as the "Underwriter's Securities." The Underwriter's Warrants shall be non-exercisable and non-transferable (other than to officers and directors of the Underwriter, co-underwriters, selling group members and their officers or partners) for a period of 12 months following the Effective Date. Thereafter, the Underwriter's Warrants shall be exercisable and transferable for a period of four years (provided such transfer is in accordance with the Securities Act and any other applicable securities laws). If the Underwriter's Warrants are not exercised during their term, they shall, by their terms, automatically expire. The Underwriter's Securities shall be registered for sale to the public and shall be included in the Registration Statement filed in connection with the Offering.

         2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to the Underwriter that:

              (a) The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement, and one or more
amendments thereto, on Form S-1 (File No. 33-             ), including in each
such registration statement and each such amendment any related preliminary prospectus ("Preliminary


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Prospectus"), for the registration of the Securities under the Securities Act of
1933 (the "Act"). The Company will, if required, file a further amendment to said registration statement in the form to be delivered to you and will not, before the registration statement becomes effective, file any other amendment thereto to which you have reasonably objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time such registration statement becomes effective (including the prospectus, financial statements, exhibits and all other documents, as amended, filed as a part thereof), is hereinafter called the "Registration Statement," and the prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Commission under the Act (the
"Regulations") or, if no such filing is made, the definitive prospectus used in the Offering, is hereinafter called the "Prospectus." The Company has delivered to you copies of each Preliminary Prospectus as filed with the Commission and has consented to the use of such copies for purposes permitted by the Act.

              (b) The Commission has not issued any orders preventing or suspending the use of any Preliminary Prospectus, and, as of the date filed with the Commission, each Preliminary Prospectus conformed in all material respects with the requirements of the Act and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on your behalf for use in such Preliminary Prospectus and except that this representation and warranty does not apply to statements or omissions that have been cured in a subsequent preliminary prospectus or in the Prospectus.

              (c) When the Registration Statement becomes effective under the Act, and at all times subsequent thereto up to and including the Closing Date (hereinafter defined) and the Option Closing Date (hereinafter defined) and for such longer periods as a Prospectus is required to be delivered in connection with the sale of the Securities by the Underwriter, the Registration Statement and Prospectus, and any amendment thereof or supplement thereto, will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under


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which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by you for use in the Registration Statement or Prospectus, or in any amendment thereof or supplement thereto. It is understood that the statements set forth in the Prospectus with respect to (i) the amounts of the selling concession and reallowance; (ii) the identity of counsel to the Underwriter under the heading "Legal Matters"; (iii) the statements with respect to the public offering of the Securities set forth under the heading "Underwriting," including the information concerning the National Association of Securities Dealers, Inc. ("NASD") affiliation of the Underwriter; and (iv) the stabilization legend in the Prospectus constitute the only information supplied by you for use in the Registration Statement or Prospectus.

              (d) The Company and each of its wholly-owned subsidiaries, National Purification, Inc., MEPI Corp. and Environmental Purification Industries Company (such subsidiaries collectively, the "Subsidiaries"), are, and at the Closing Date and the Option Closing Date will be, corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation. The Company and each of the Subsidiaries are duly qualified and in good standing as foreign corporations in each jurisdiction in which their ownership or leasing of any properties or the character of their operations require such qualification, except those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business or operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). The Company and each of the Subsidiaries has all requisite corporate powers and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease their properties and conduct their business as described in the Prospectus except where the failure to have any such authorizations, approvals, orders, licenses, certificates or permits would not have a Material Adverse Effect, and the Company and each of the Subsidiaries are doing business and have been doing business during the period described in the Registration Statement in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all material federal, state and local laws, rules and regulations concerning the business in which the Company and the Subsidiaries are engaged, except where the failure to comply with any such authorizations, approvals, orders, licenses, certificates or permits or any such laws, rules or regulations would not have a Material Adverse Effect. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the Company's and the Subsidiaries' business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact required to be


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stated therein in light of the circumstances under which such disclosures were made. The Company has all corporate power and authority to enter into this Agreement and carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained or will have been obtained prior to the Closing Date.

              (e) This Agreement has been duly and validly authorized and executed by the Company. The Securities (including the Shares and the Warrants), the Warrant Shares underlying such Warrants, and the Underwriter's Securities have been duly authorized (and, in the case of the Shares and such Warrant Shares, have been duly reserved for issuance) and, when issued and paid for in accordance with this Agreement (and, in the case of such Warrant Shares, upon exercise of such Warrants and payment to the Company of the exercise price therefor pursuant to the terms of the Warrant Agreement), the Shares and such Warrant Shares will be validly issued, fully paid and non-assessable; the Securities, Additional Securities, Warrant Shares (other than Underwriter's Securities), and Underwriter's Securities are not and will not be subject to the preemptive rights of any stockholder of the Company and conform and at all times up to and including their issuance will conform in all material respects to all statements with regard thereto contained in the Registration Statement and Prospectus; and all corporate action required to be taken for the authorization, issuance and sale of the Securities, the Additional Securities, Warrant Shares and Underwriter's Securities has been taken, and this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, to issue and sell, upon exercise in accordance with the terms thereof, the number and kind of securities called for thereby.

              (f) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or by-laws, in each case as amended, of the Company or of any evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or any properties of the Subsidiaries is bound, or under any applicable law, rule, regulation, judgment, order or decree of any government, professional advisory body, administrative agency or court, domestic or foreign, having jurisdiction over the Company or its properties, in each case except for any breach, violation or default that would not have a Material Adverse Effect, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the properties or assets of the Company; and no consent, approval, authorization or order of any court or governmental or other regulatory agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as may be required under the Act or under


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state securities or blue sky laws or under the rules and regulations of the
NASD, and except where the breach, violation or failure to obtain such consent, approval, authorization or order would not have a Material Adverse Effect.

              (g) Subsequent to the date hereof, and prior to the Closing Date and the Option Closing Date, except as otherwise described in or contemplated by the Prospectus, the Company will not issue or acquire any equity securities.

              (h) The consolidated financial statements and notes thereto included in the Registration Statement and the Prospectus fairly present the consolidated financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.

              (i) Except as set forth in the Registration Statement, neither the Company nor any of the Subsidiaries is, and at the Closing Date and at the Option Closing Date neither the Company nor any of the Subsidiaries will be, in violation or breach of, or default in, the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, which violations, breaches, default or defaults, singularly or in the aggregate, would have a Material Adverse Effect. The Company does not have and at the Closing Date or Option Closing Date the Company will not have taken any action in violation of the provisions of the Certificate of Incorporation or by-laws, in each case as amended, of the Company, or any statute or any order, rule or regulation of any court or regulatory authority or governmental body having jurisdiction over or application to the Company or its business or properties, except for any violations that, singularly or in the aggregate, would not have a Material Adverse Effect.

              (j) The Company and each of the Subsidiaries have, and at the Closing Date and at the Option Closing Date will have, good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, claims, security interests, restrictions and defects of any material nature whatsoever, except such as are described or referred to in the Prospectus and liens for taxes not yet due and payable or such as in the aggregate will not have a Material Adverse Effect.
All of the material leases and subleases under which the Company or any of the Subsidiaries is the lessor or


                                          6

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sublessor of properties or assets or under which the Company or any Subsidiary holds properties or assets as lessee as described in the Prospectus are, and will on the Closing Date and the Option Closing Date be, in full force and effect, and except as described in the Prospectus, neither the Company nor any of the Subsidiaries is or will be in default in respect of any of the terms or provisions of any of such leases or subleases (except for defaults which would not have a Material Adverse Effect), and no claim has been asserted by anyone adverse to rights of the Company or the Subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any of the Subsidiaries to continue possession of the leased or subleased premises or assets under any such lease or sublease, except as described or referred to in the Prospectus or such as in the aggregate would not have a Material Adverse Effect, and the Company (including through the Subsidiaries) owns or leases all such properties as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus (except where the failure to own or lease such properties would not have a Material Adverse Effect).

              (k) The authorized, issued and outstanding capital stock of the Company as of the date referenced in the Prospectus is, and the authorized, issued and outstanding capital stock of the Company on the Closing Date will be, as set forth in the Prospectus under "Capitalization" (in each case based on the assumptions set forth therein and except that issuance and sale of the Additional Securities will not be reflected therein); the shares of issued and outstanding capital stock of the Company set forth thereunder have been (or as of the Closing Date will be) duly authorized and validly issued and are (or as of the Closing Date will be) fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company; and the Common Stock, the Warrants and all such options and warrants conform in all material respects, to all statements relating thereto contained in the Registration Statement and Prospectus.

              (l) Except as described in the Prospectus, the Company does not own or control any capital stock or securities of, or have any proprietary interest in, or otherwise participates in any other corporation, partnership, joint venture, firm, association or business organization; PROVIDED, HOWEVER, that this provision shall not be applicable to the investment, if any, of the net proceeds from the sale of the Securities sold by the Company or other funds thereof in interest-bearing savings accounts, certificates of deposit, money market accounts, United States government obligations or other short-term obligations.


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              (m)  Ernst & Young LLP, who have reported on the financial statements of the Company which have been filed with the Commission as a part of the Registration Statement, are independent accountants with respect to the Company as required by the Act and the Regulations.

              (n) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not
(i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; (ii) entered into any transaction other than in the ordinary course of business; or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock; PROVIDED, HOWEVER, that this provision shall not be applicable to any transaction between or among the Company and the Subsidiaries.

              (o) There is no litigation or governmental proceeding pending or to the knowledge of the Company or the Subsidiaries threatened against, or involving the properties or business of the Company which might have a Material Adverse Effect, except as referred to in the Prospectus. Further, except as referred to in the Prospectus, there are no pending actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race, nor is the Company charged with or, to its knowledge, under investigation with respect to any violation of any statutes or regulations of any regulatory authority having jurisdiction over its business or operations, which violations might have a Material Adverse Effect, and no labor disturbances by the employees of the Company exist or, to the knowledge of the Company, have been threatened.

              (p) The Company has, and at the Closing Date and at the Option Closing Date will have, filed all necessary federal, state and foreign income and franchise tax returns or has requested extensions thereof (except in any case where the failure so to file would not have a Material Adverse Effect), and has paid all taxes which it believes in good faith were required to be paid by it except for any such taxes that currently, or on the Closing Date or Option Closing Date, as the case may be, are being contested in good faith or as described in the Prospectus.

              (q) The Company has not at any time (i) made any contribution to any candidate for political office, or failed to disclose fully any such contribution, in violation of law, or (ii) made any payment to any state, federal, foreign governmental or professional regulatory agency, officer or official or other person charged with similar public, quasi-public or professional regulatory duties, other than payments or contributions required or allowed by applicable law.


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              (r)  Except as set forth in the Registration Statement, neither the Company nor any officer, director, employee or agent of the Company has made any payment or transfer of any funds or assets of the Company or conferred any personal benefit by use of the Company's assets or received any funds, assets or personal benefit in violation of any law, rule or regulation, which is required to be stated in the Registration Statement or necessary to make the statements therein not misleading.

              (s) On the Closing Date and on the Option Closing Date, all transfer or other taxes, if any (other than income tax), which are required to be paid, and are due and payable, in connection with the sale and transfer of the Securities by the Company to the Underwriter will have been fully paid or provided for by the Company as the case may be, and all laws imposing such taxes will have been fully complied with in all material respects.

              (t) There are no contracts or other documents of the Company which are of a character required to be described in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed.

              (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specified authorizations;
(2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (3) access to assets is permitted only in accordance with management's general or specific authorizations.

              (w) Except as set forth in the Prospectus, no holder of any securities of the Company has the right (which has not been effectively waived or terminated) to require registration of any securities because of the filing or effectiveness of the Registration Statement.

              (x) The Company has not taken and at the Closing Date will not have taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or the Warrants to facilitate the sale or resale of such securities.

              (y) To the Company's knowledge, there are no claims for services in the nature of a finder's origination fee with respect to the sale of the Securities hereunder, except as set forth in the Prospectus.

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              (z)  No right of first refusal exists with respect to any sale of securities by the Company.

              (aa) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriter was, when made, or as of the Closing Date or as of the Option Closing Date will be materially inaccurate, untrue or incorrect.

         3.   COVENANTS OF THE COMPANY.

         The Company covenants and agrees with the Underwriter that:

              (a) It will deliver to the Underwriter, without charge, two conformed copies of each Registration Statement and of each amendment or supplement thereto, including all financial statements and exhibits.

              (b) The Company has delivered to the Underwriter, and each of the Selected Dealers (as hereinafter defined) without charge, as many copies as have been reasonably requested of each Preliminary Prospectus heretofore filed with the Commission in accordance with and pursuant to the Commission's Rule 430 under the Act and will deliver to the Underwriter and to others whose names and addresses are furnished by the Underwriter or a Selected Dealer, without charge, on the Effective Date, and thereafter from time to time during such reasonable period as you may request if, in the reasonable opinion of counsel for the Underwriter, the Prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, as many copies of the Prospectus (and, in the event of any amendment of or supplement to the Prospectus, of such amended or supplemented Prospectus) as the Underwriter may reasonably request for the purposes contemplated by the Act. The Company will take all necessary actions to furnish to whomever directed by the Underwriter, when and as requested by the Underwriter, all necessary documents, exhibits, information, applications, instruments and papers as may be reasonably required in order to permit or facilitate the sale of the Securities.

              (c) The Company has authorized the Underwriter to use, and make available for use by prospective dealers, the Preliminary Prospectus, and authorizes the Underwriter, all dealers selected by you in connection with the distribution of the Securities (the "Selected Dealers") to be purchased by the Underwriter and all dealers to whom any of such Securities may be sold by the Underwriter or by any Selected Dealer, to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Securities in accordance with the applicable provisions of the Act, the applicable Regulations and applicable state law, until completion of the distribution of the

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Securities and for such longer period as you may reasonably request if the
Prospectus is required under the Act, the applicable Regulations or applicable state law to be delivered in connection with sales of the Securities by the Underwriter or the Selected Dealers.

              (d) The Company will use its best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately, and confirm the notice in writing: (i) when the Registration Statement or any post-effective amendment thereto becomes effective; (ii) of the receipt of any comments from the Commission or of the receipt of any stop order or of the initiation, or to the best of the Company's knowledge, the threatening, of any proceedings for that purpose; or (iii) the suspension of the qualification of the Securities and the Underwriter's Warrants, or underlying securities, for offering or sale in any jurisdiction or of the initiating, or to the best of the Company's knowledge the threatening, of any proceeding for that purpose. If the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order as promptly as practicable.

              (e) During the time when a prospectus relating to the Securities is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act and the Securities Exchange Act of 1934 (the "Exchange Act"), as now and hereafter amended and by the Regulations, as from time to time in force, as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus and the Company shall use its best efforts to keep the Registration Statement effective so long as a Prospectus is required to be delivered in connection with the sale of the Securities or Additional Securities by the Underwriter or by dealers effecting transactions therein in connection with the initial public offering thereof. If at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriter, the Prospectus as then amended or supplemented (or the prospectus contained in a new registration statement filed by the Company pursuant to Paragraph 3(q)), includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the reasonable opinion of either such counsel, it is necessary at any time to amend the Prospectus (or the prospectus contained in such new registration statement) to comply with the Act, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act and will furnish to you copies thereof.

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              (f)  The Company will endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws or blue sky laws of such jurisdictions as you may reasonably designate; PROVIDED, HOWEVER, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to make any changes in its capital structure or certificate of incorporation or in any other material aspects of its business or to enter into any material agreement with any Blue Sky commissioner. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, use it best efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification until none of the Warrants are outstanding.

              (g) The Company will make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders, as soon as practicable, but in no event later than the first day of the eighteenth full calendar month following the Effective Date, an earnings statement of the Company, which will be in reasonable detail but which need not be audited, covering a period of at least twelve months beginning after the Effective Date, which earnings statements shall satisfy the requirements of
Section 11(a) of the Act and the Regulations as then in effect. The Company may discharge this obligation in accordance with Rule 158 of the Regulations.

              (h) For so long as the Securities are registered under the Exchange Act, the Company will (i) furnish to its stockholders an annual report (including financial statements audited by its independent public accountants) within 150 days after the end of each of the Company's fiscal years, in accordance with Rule 14a-3 under the Exchange Act, (ii) hold an annual meeting of shareholders for the election of directors within 180 days after the end of the each of the Company's fiscal years and (iii) at its expense, furnish to the Underwriter (A) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated subsidiaries and a separate balance sheet of each Subsidiary the accounts of which are not included in such consolidated balance sheet as of the end of such fiscal year, and consolidated statements of operations, stockholder's equity and cash flows of the Company and its consolidated subsidiaries and separate statements of operations, stockholder's equity and cash flows of each of the Subsidiaries the accounts of which are not included in such consolidated statements, for the fiscal year then ended all in reasonable detail and all certified by independent accountants (within the meaning of the Act and the Regulations), (B) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, similar balance sheets as of the end of such fiscal quarter and similar statements of operations, stockholder's equity and cash flows for the fiscal quarter then ended, all in reasonable detail, and subject to year end adjustment, all certified by the Company's principal financial officer or the Company's principal accounting officer as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis, (C) as soon as available, each report furnished to or filed with the Commission or any securities exchange and each report and financial statement furnished to the Company's stockholders generally, and (D) as soon as available, such other material as the Underwriter may from time to time reasonably request regarding the financial condition and operations of the Company; PROVIDED, HOWEVER, that the Underwriter shall use such other material only in connection with its activities as Underwriter hereunder and shall otherwise keep such other material confidential.

              (i) For a period of eighteen months from the Closing Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit), the Company's financial statements for each of the first three quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

              (j) Prior to the Closing Date or the Option Closing Date (if any), the Company will not, directly or indirectly, without your prior written consent, which shall not be unreasonably withheld or delayed, issue any press release or other public announcement or hold any press conference with respect to the Company or its activities with respect to the Offering (other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations).

              (k) The Company will deliver to you prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and will not file any such amendment or supplement to which you shall reasonably object after being furnished such copy.

              (l) During the period of 120 days commencing on the date hereof, the Company will not at any time take, directly or indirectly, any action designed to, or which will constitute or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of any of the Securities.

              (m) The Company will apply the net proceeds from the Offering received by it substantially in the manner set forth under "Use of Proceeds" in the Prospectus.

              (n) Counsel for the Company, the Company's accountants, and the officers and directors of the Company will, respectively, furnish the opinions, the letters and the certificates referred to in subsections of Paragraph 9 hereof, and, if the Company shall file any amendment to the Registration Statement relating to the offering of the Securities or any amendment or supplement to the Prospectus relating to the offering of the Securities subsequent to the Effective Date, such counsel, such accountants, and such officers and directors, respectively, will, at the time of such filing or at such subsequent time as you shall specify, so long as Securities being registered by such amendment or supplement are being underwritten by the Underwriter, furnish to you such opinions, letters and certificates, each dated the date of its delivery, of the same nature as the opinions, the letters and the certificates referred to in said Paragraph 9, as you may reasonably request, or, if any such opinion or letter or certificate cannot be furnished by reason of the fact that such counsel or such accountants or any such officer or director believes that the same would be inaccurate, such counsel or such accountants or such officer or director will furnish an accurate opinion or letter or certificate with respect to the same subject matter.

              (o) The Company will comply in all material respects with all of the provisions of any undertakings contained in the Registration Statement.

              (p) The Company will reserve and keep available for issuance that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Warrants and issuable upon exercise of the Underwriter's Warrants (including the underlying securities) outstanding from time to time.

              (q) The Company will timely prepare and file at its sole cost and expense one or more post-effective amendments to the Registration Statement or a new registration statement as required by law as will permit Warrant holders to be furnished with a current prospectus in the event and at such time as the Warrants are exercised, and the Company will use its best efforts and due diligence to have the same be declared effective (with the intent that the same be declared effective as soon as the Warrants become exercisable) and to keep the same effective so long as the Warrants are outstanding. The Company will deliver a draft of each such post-effective amendment or new registration statement to the Underwriter at least ten days prior to the filing of such post-effective amendment or registration statement.

              (r) So long as any of the Warrants remain outstanding, the Company will timely deliver and supply to its Warrant agent sufficient copies of the Company's current Prospectus, as will enable such Warrant agent to deliver a copy of such Prospectus to any Warrant or other holder where such Prospectus delivery is by law required to be made.

              (s) So long as any of the Warrants remain outstanding, the Company shall continue to employ the services of a firm of independent certified public accountants reasonably acceptable to the Underwriter in connection with the preparation of the financial statements to be included in any registration statement to be filed by the Company hereunder, or any amendment or supplement thereto. During the same period, the Company shall employ the services of a law firm(s) reasonably acceptable to the Underwriter in connection with all legal work of the Company, including the preparation of a registration statement to be filed by the Company hereunder, or any amendment or supplement thereto.

              (t) So long as any of the Warrants remain outstanding, the Company shall continue to appoint a Warrant agent for the Warrants, who shall be reasonably acceptable to the Underwriter.

              (u) The Company agrees that it will, upon the Effective Date, for a period of no less than three years, engage a designee of the Underwriter as an advisor (the "Advisor") to its Board of Directors where such Advisor shall attend meetings of the Board, receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors and receive compensation equal to the entitlement of other non-officer Directors.
In addition, such Advisor shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to (if reasonably required in connection with any meeting held outside the New York City metropolitan area), food, lodging and transportation. The Company further agrees that, during said three year period, it shall schedule no less than four (4) formal and "in person" meetings of its Board of Directors in each such year and such meetings shall be held quarterly each year and advance notice of such meetings identical to the notice given to directors shall be given to the Advisor. Further, during such three year period, the Company shall give notice to the Underwriter with respect to any proposed acquisitions, mergers, reorganizations or other similar transactions. In lieu of the Underwriter's right to designate an Advisor, the Underwriter shall have the right during such three-year period, in its sole discretion, to designate one person for election as a Director of the Company and the Company will utilize its best efforts to obtain the election of such person who shall be entitled to receive the same compensation, expense reimbursements and other benefits set forth above.

              The Company agrees to indemnify and hold the Underwriter and such Advisor or Director harmless against any and all claims, actions, damages, costs and expenses, and judgments arising out of the attendance and participation of your designee at any such meeting described herein. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it agrees, if possible, to include the Underwriter's designee as an insured under such policy.

              (v) Upon the Closing Date, the Company shall have entered into an agreement with the Underwriter in form reasonably satisfactory to the Underwriter (the "Consulting Agreement"), pursuant to which (i) the Underwriter will be retained as a management and financial consultant for a 30 month period commencing as of the Closing Date, and will be paid a fee of $2,500 a month, payable quarterly in advance with the first payment due on the Closing Date and
(ii) the Company will pay the Underwriter a finder's fee for certain transactions all as more specifically set forth in Section 16 of that certain letter agreement dated August , 1996 between you and the Company.

              (w) The Common Stock and Warrants shall be quoted on the Nasdaq SmallCap Market ("Nasdaq") not later than the Closing Date. Thereafter, (unless the Company is acquired) the Company will effect and use its best efforts to maintain such listing or cause such securities to be listed on a national securities exchange or in a comparable inter-dealer quotation system for at least five years from the date of this Agreement (or until such earlier date on which no Warrants remain outstanding).

              (x) The Company will apply for listing in Standard and Poors Corporation Reports or Moodys OTC Guide and shall use its best efforts to have the Company included in such publications for at least five years from the Closing Date (unless the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange or unless the Company shall no longer have a class of equity securities registered under Section 12(b) or 12(g) of the Exchange Act).

              (y) The Company has obtained from each person who is currently an officer or director of the Company or a stockholder, warrant holder or option holder of the Company, a written agreement, in form and substance reasonably satisfactory to you and your counsel, to the effect that such person shall not offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, without your prior written consent (or pursuant to such other agreement with respect to the sale of capital stock as may be required by state "Blue Sky" laws in order to qualify the Offering in any such State), any shares of the Common Stock owned by such person or any securities convertible into, or exchangeable for, or warrants to purchase or acquire, shares of Common Stock, for a period of twelve months from the Effective Date, except as otherwise set forth in the Prospectus. For a period of eighteen months from the Effective Date, the Company shall not issue any shares of Common Stock or convertible preferred stock or any warrants, options or other rights to purchase Common Stock or convertible preferred stock without the prior written consent of the Underwriter, except for (i) the Securities and the Additional Securities, (ii) the Underwriter's Securities, (iii) Warrant Shares, (iv) securities issuable upon the exercise of other options or warrants outstanding as of the Closing Date, (v) options to purchase shares of Common Stock pursuant to the Company's stock option plan and shares of Common Stock issuable upon the exercise of such options.

              (z) The Company will use its best efforts to obtain, as soon after the Closing Date as is reasonably possible, liability insurance covering its officers and directors.

              (aa) The Company agrees that it will employ the services of a financial public relations firm reasonably acceptable to the Underwriter for a period of at least twelve months following the Effective Date.

         4. SALE, PURCHASE AND DELIVERY OF SECURITIES; CLOSING DATE; PUBLIC OFFERING.

              (a) On the basis of the warranties, representations and agreements herein contained, and subject to the satisfaction of all the terms and conditions of this Agreement, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Securities at a price of $5.50 per share of Common Stock and $.10 per Warrant, less, in the case of each such Security, an underwriting discount of ten percent (10%) of the price for such Security. The Underwriter may allow a concession
not exceeding $.    per share of Common Stock and $.        per Warrant to
Selected Dealers who are members of the NASD, and to certain foreign dealers, and such dealers may reallow to NASD members and to certain foreign dealers a
concession not exceeding $.    per share of Common Stock and $      per Warrant.

              (b) Delivery of the Securities and payment therefor shall be made at 10:00 a.m., New York time on the Closing Date, as hereinafter defined, at the offices of the Underwriter or such other location as may be agreed upon by you and the Company. Delivery of certificates for the Common Stock and Warrants (in definitive form and registered in such names and in such denominations as you shall request by written notice to the Company delivered at least four business days' prior to the Closing Date), shall be made to you for the account of the Underwriter against payment of the purchase price therefor by certified or bank check or wire transfer payable in New York Clearing House funds to the order of the Company. The Company will make such certificates available for inspection at least one business day prior to the Closing Date at such place as you shall designate.

              (c)  The "Closing Date" shall be           , 1996, or such other
date not later than five business days following the effective date of the Registration Statement as you shall determine and advise the Company by at least three full business days' notice.

              (d) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Securities by the Company to the Underwriter shall be borne by the Company. The Company will pay and hold the Underwriter, and any subsequent holder of the Securities, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which are payable in connection with the original issuance or sale to the Underwriter of the Securities or any portions thereof.

              (e) As soon, on or after the Effective Date, as the Underwriter deems advisable, the Underwriter shall make a public offering of the Securities (other than to residents of or in any jurisdiction in which qualification of the Securities is required and has not become effective) at the initial public offering prices and upon the other terms set forth in the Prospectus. The Underwriter may from time to time increase or decrease the public offering prices of the Securities after the distribution thereof has been completed to such extent as the Underwriter, in its sole discretion, deems advisable.

         5. SALE, PURCHASE AND DELIVERY OF ADDITIONAL SECURITIES; OPTION CLOSING DATE.

              (a) Upon the basis of the representations, warranties and agreements herein contained, and subject to the satisfaction of all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriter, and the Underwriter shall have the option (the "Option") to purchase from the Company, the Additional Securities at the same price per Security as set forth in Paragraph 4(a) above. Additional Securities may be purchased solely for the purpose of covering over-allotments made in connection with the distribution and sale of the Securities as contemplated by the Prospectus.

              (b) The Option to purchase all or part of the Additional Securities covered thereby is exercisable by you at any time and from time to time before the expiration of a period of 45 calendar days from the date of the Effective Date (the "Option Period") by written notice to the Company setting forth the number of Additional Securities for which the Option is being exercised, the name or names in which the certificates for such Additional Securities are to be registered and the denominations of such certificates. Upon each exercise of the Option, the Company shall sell to the Underwriter the aggregate number of Additional Securities specified in the notice exercising such Option.

              (c) Delivery of the Additional Securities with respect to which Options shall have been exercised and payment therefor shall be made at 10:00 a.m., New York time on the Option Closing Date, as hereinafter defined, at the offices of the Underwriter or at such other locations as may be agreed upon by you and the Company. Delivery of certificates for Additional Securities shall be made to you for the account of the Underwriter against payment of the purchase price therefor by certified or bank check or wire transfer in New York Clearing House Funds to the order of the Company. The Company will make certificates for Additional Securities to be purchased at the Option Closing Date available for inspection at least one business day prior to such Option Closing Date at such place as you shall designate.

              (d) The "Option Closing Date" shall be the date not later than three business days after the end of the Option Period as you shall determine and advise the Company by at least three full business days' notice, unless some other time is agreed upon between you and the Company.

              (e) The obligations of the Underwriter to purchase and pay for Additional Securities at such Option Closing Date shall be subject to compliance as of such date with all the conditions specified in Paragraph 9 herein and the delivery to you of opinions, certificates and letters, each dated such Option Closing Date, substantially similar in scope to those specified in Paragraph 9 herein.

              (f) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Additional Securities by the Company to the Underwriter shall be borne by the Company. The Company will pay and hold the Underwriter, and any subsequent holder of Additional Securities, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which are payable in connection with the original issuance or sale to the Underwriter of the Additional Securities or any portion thereof.

         6.   WARRANT SOLICITATION FEE.

         The Company agrees to pay the Underwriter a fee of five percent (5%) of the aggregate exercise price of the Warrants if: (i) the market price of the Common Stock is greater than the exercise price of the Warrants on the date of exercise; (ii) the exercise of the Warrants is solicited by a member of the NASD; (iii) the Warrants are not held in a discretionary account; (iv) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of the exercise of the Warrant; (v) the solicitation of the Warrant is not in violation of Rule 10b-6 promulgated under the Exchange Act and (vi) the Underwriter is designated in writing as the soliciting NASD member. The Company agrees not to solicit the exercise of any Warrants other than through the Underwriter and will not authorize any other dealer to engage in such solicitation without the prior written consent of the Underwriter which will not be unreasonably withheld. The Warrant solicitation fee will not be paid in a non-solicited transaction. Any request for exercise will be presumed to be unsolicited unless the customer states in writing that the transaction was solicited and designates in writing the broker/dealer to receive compensation for the exercise. No Warrant solicitation by the Underwriter will occur for a period of 12 months from the Effective Date.

         7.   REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER.

              The Underwriter represents and warrants to the Company that:

              (a) The Underwriter is a member in good standing of the NASD, and has complied with all NASD requirements concerning net capital and compensation to be received in connection with the Offering.

              (b) To the Underwriter's knowledge, there are no claims for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder, which the Company is, or may become, obligated to pay.

         8.   PAYMENT OF EXPENSES.

              (a) The Company shall pay and bear all expenses directly and necessarily incurred in connection with the proposed financing, including: (i) the preparation, printing and filing and distribution (except for mailing) of the offering documents and amendments thereto, including NASD, SEC and filing fees, preliminary and final Prospectus and the printing of the Underwriting Agreement, the Agreement Among Underwriters and the Selected Dealer's Agreement, a Blue Sky Memorandum, material to be circulated to any underwriter by the Underwriter and other incidental material; (ii) the issuance and delivery of certificates representing the Securities, including original issue and transfer taxes, if any; (iii) the qualification of the Securities and any shares of Company's Common Stock underlying the Securities under state securities or Blue Sky Laws, including counsel fees of the Underwriter relating thereto which shall not exceed $40,000 ($15,000 of which shall be due and payable upon the commencement of Blue Sky filings together with appropriate state filing fees), plus disbursements relating to, but not limited to, long-distance telephone calls, photocopying, messengers, excess postage, overnight mail and courier services; (iv) the fees and disbursements of counsel for the Company and the accountants for the Company; (v) all reasonable traveling and lodging expenses incurred by us and/or our counsel in connection with visits to, and examination of, the Company's premises, not to exceed $5,000; and

(vi) advertising costs and expenses, including, but not limited to, the costs and expenses in connection with memorabilia and "tombstones" in publications selected by the Underwriter, not to exceed $14,500, as well as the cost of one "road show" in the City of New York which shall be in addition to the foregoing expenses. Expenses related to any other "road shows" will be paid by the Underwriter. Upon the commencement of the necessary state Blue Sky filings by our counsel, the Company shall supply such counsel at its request, all necessary state filing fees. Blue Sky applications shall be made in such states and jurisdictions as shall be requested by the Underwriter. In addition to the expenses set forth above, the Company shall engage the Underwriter's counsel to provide the Underwriter, at the closing of the Offering and quarterly thereafter, with an opinion, setting forth those states in which the Common Stock may be traded in non-issuer transactions under the blue sky laws of the 50 states and the Company shall pay such counsel a one-time fee of $10,000 on the Closing Date for such opinions.

              The Underwriter shall not be responsible for any expense of the Company or others for any charges or claims related to the proposed financing or otherwise if the sale of Securities is not consummated and the Underwriter is not in breach of the Underwriting Agreement or otherwise in breach of contract with the Company.

              (b) In addition to the expenses to be paid and borne by the Company referred to in Paragraph 8(a) above, the Company shall reimburse you at closing for expenses incurred by you in connection with the Offering (for which you need not make any accounting), in the amount of 3% of the price to the public of the Securities and Additional Securities sold in the Offering. This 3% non-accountable expense allowance shall cover the fees of your legal counsel, but shall not include any expenses for which the Company is responsible under Paragraph 8(a) above, including the reasonable fees and disbursements of your legal counsel with respect to Blue Sky matters.

         9.   CONDITIONS OF UNDERWRITER'S OBLIGATIONS.

         The obligations of the Underwriter to consummate the transactions contemplated by this Agreement shall be subject to the continuing accuracy in all material respects of the representations and warranties of the Company contained herein (except those representations and warranties that speak as of a specific date) and the accuracy in all material respects of the statements of the Company and its officers and directors made pursuant to the provisions hereof, as of the date hereof and as of the Closing Date, and to the performance by the Company in all material respects of its covenants and agreements hereunder and to the following additional conditions:

              (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date following the date of this Agreement, or such later date and time as shall be consented to in writing by you and, on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose shall have been instituted or to your knowledge or the knowledge of the Company, shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter and after the date hereof no amendment or supplement shall have been filed to the Registration Statement or Prospectus without your prior consent, which shall not have been unreasonably withheld or delayed.

              (b) The Underwriter shall not have advised the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the Underwriter's reasonable opinion, is material, or omits to state a fact which, in the Underwriter's reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (c) Between the time of the execution and delivery of this Agreement and the Closing Date, there shall be no litigation instituted against the Company or any of its officers or directors and between such dates there shall be no proceeding instituted or, to the Company's knowledge, threatened against the Company or any of its officers or directors before or by any federal, state or county commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect.

              (d) The representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to you shall be true and correct in all material respects at the Closing Date as if made at the Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company, and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date shall be fulfilled or complied with in all material respects.

              (e) At the Closing Date, you shall have received the opinion of Benesch, Friedlander, Coplan & Aronoff P.L.L., counsel to the Company, dated as of such Closing Date, addressed to the Underwriter and in form and substance satisfactory to counsel to the Underwriter, to the effect that:

                   (i) The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and to conduct its business as described in the Registration Statement. The Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where its ownership, leasing, licensing or use of property and assets or the conduct of its business makes such qualification necessary, except where failure to be so qualified or in good standing will not have a Material Adverse Effect;

                   (ii) The Company has all requisite corporate power and authority to execute, deliver and perform the Underwriting Agreement, the Consulting Agreement (to be entered into as of the Closing Date), the Warrant Agreement and the Underwriter's Warrants and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriter's Warrants by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriter's Warrants have been duly authorized by all necessary corporate action, the Underwriting Agreement has been duly executed and delivered by the Company, and each of the Consulting Agreement, the Warrant Agreement and the Underwriter's Warrants will have been duly executed and delivered by the Company as of the Closing Date. The Underwriting Agreement is, and, as of the Closing Date each of the Consulting Agreement, the Warrant Agreement and the Underwriter's Warrants will be, a valid and binding obligation of the Company, enforceable in accordance with its terms, except insofar as enforceability of indemnification and contribution provisions may be limited by applicable law or policy or equitable principles, and except as enforceability may be limited by bankruptcy, reorganization, moratorium, insolvency or other laws affecting the enforceability of creditors' rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies.

                   (iii) The execution, delivery and performance of the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriter's Warrants by the Company, and the consummation by the Company of the transactions therein or herein contemplated will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the Certificate of Incorporation or by-laws of the Company, in each case as the same may be amended, (B) result in a breach of, or conflict with, any terms or provisions of or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, note, contract, commitment or other material agreement or instrument known to such counsel to which the Company is a party or by which the Company, any Subsidiary or any of their properties or assets are bound or affected, except where any of the foregoing would not have a Material Adverse Effect; (C) violate any existing applicable law, rule or regulation or judgment, order or decree known to such counsel of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their properties or business, which judgment, order or decree is binding on the Company or any Subsidiary or to which any of their business or operations is subject, except where any such violation would not have a Material Adverse Effect; or (D) to the best of such counsel's knowledge, have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate their properties and to conduct their business or the ability of the Company or any Subsidiary to make use thereof;

                   (iv) No authorization, approval, consent, order, registration, license or permit of any court or governmental agency or body (other than under the Act, the Regulations and applicable state securities or Blue Sky laws) is required for the authorization, issuance, sale and delivery of the Securities, the Additional Securities, the Warrant Shares or the Underwriter's Warrants, and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Consulting Agreement, the Warrant Agreement or the Underwriter's Warrants;

                   (v) Such counsel has been advised by the staff of the Commission that the Registration Statement was declared effective under the Act
by the Commission on            , 1996; to the best of such counsel's knowledge,
no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                   (vi) The Registration Statement and the Prospectus, as of the Effective Date (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and Regulations and, to the best of such counsel's knowledge, the conditions for use of a registration statement on Form S-1 have been satisfied by the Company;

                   (vii) The description in the Registration Statement and the Prospectus of statutes, regulations, contracts and other documents have been reviewed by us, and, based upon such review, are accurate summaries of such statutes, regulations, contracts and other documents in all material respects and, to the best of such counsel's knowledge, there are no material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required.

                   (viii) Each share of Common Stock outstanding as of the date of the Prospectus or immediately prior to the Closing Date has been duly authorized and validly issued and is fully paid and nonassessable. To the best of such counsel's knowledge, none of the Common Stock outstanding as of either such date or time has been issued in violation of the preemptive rights of any stockholder of the Company. The authorized Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus. To the best of such counsel's knowledge, except as set forth in the Prospectus, no holders of any of the Company's securities has any rights, "demand," "piggyback" or otherwise (which has not been waived or terminated), to have such securities registered under the Act, except as set forth in the Prospectus;

                   (ix) The issuance and sale of the Securities, the Additional Securities, the Warrants, the Warrant Shares and the Underwriter's Warrants have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof and thereof, the Common Stock comprising the Securities and, Additional Securities and the Warrant Shares will be validly issued, fully paid and nonassessable. Neither the Securities nor the Additional Securities are subject to statutory preemptive rights of any stockholder of the Company. The certificates representing the Securities are in proper legal form;

                   (x) The Warrants and the Underwriter's Warrants constitute, and the Warrants underlying the Underwriter's Warrants, when issued and delivered upon exercise of the Underwriter's Warrants, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, to issue and sell, upon exercise thereof and payment pursuant to the terms thereof, the numbers and types of securities of the Company called for thereby. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Warrants and the Underwriter's Warrants conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus;

                   (xi) Good title to the Securities, free and clear of all liens, encumbrances, equities, security interests and claims (except those that may arise from actions or inactions of the Underwriter), has been transferred to the Underwriter, provided that the Underwriter purchased the Securities in good faith and without notice of any such lien, encumbrance, equity, security or claim or any other adverse claim within the meaning of the New York Uniform Commercial Code;

                   (xii) Assuming that the Underwriter exercises the Option to purchase the Additional Securities and makes payments therefor in accordance with the terms of the Underwriting Agreement, upon issuance of the Additional Securities to the Underwriter pursuant hereto, good title to the Additional Securities, free and clear of any liens, encumbrances, equities, security interests and claims (except those that may arise from actions or inactions of the Underwriter), will have been transferred to the Underwriter, provided that the Underwriter purchased the Additional Securities in good faith and without notice of any such lien, encumbrance, equity, security or claim or any other adverse claim within the meaning of the New York Uniform Commercial Code;

                   (xiii) To the best of such counsel's knowledge, other than as set forth or contemplated in the Prospectus, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, or before any private arbitration tribunal, pending or threatened against the Company or to which its properties or business is subject, which, individually or in the aggregate, would have a Material Adverse Effect.

                   In addition, such counsel shall state that during the course of the preparation of the Registration Statement and the Prospectus, such counsel participated in conferences with officers of the Company, and, while such counsel are not passing upon, has not verified or independently investigated, and does not assume any responsibility for the accuracy, completeness or fairness of the statements or documents contained in the Registration Statement or the Prospectus, during the course of such preparation and the foregoing conferences, no facts came to such counsel's attention which caused such counsel to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which such counsel need express no opinion), as of the Effective Date, contained any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that (B) the Prospectus (except as to the financial statements and other financial data contained therein, as to which such counsel need express no opinion), as of its date, contained any untrue statement or a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   In rendering such opinions, such counsel may limit their opinions to matters governed by the federal laws of the United States, the laws of the State of New York and the general corporation laws of the State of Delaware, and may rely as to matters of fact, to the extent they deem proper, on certificates and written statements of officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel to the Underwriter.

              (f) On or prior to the Closing Date, counsel for the Underwriter shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in subparagraph (e) of this Paragraph 9, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

              (g)  Prior to the Closing Date:

                   (i) There shall have been no material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus;

                   (ii) There shall have been no transaction, outside the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is material to the Company, which is (x) required to be disclosed in the Prospectus or Registration Statement and is not so disclosed or (y) likely to have a Material Adverse Effect;

                   (iii) The Company shall not be in default under any material provision of any instrument relating to any outstanding indebtedness, except as described in the Prospectus and except such as will not have a Material Adverse Effect;

                   (iv) No material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered, except as set forth in the Registration Statement and Prospectus;

                   (v) No action, suit or proceeding, at law or in equity, shall have been pending or to its knowledge threatened against the Company or affecting any of its properties or businesses before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect, except as set forth in the Registration Statement and Prospectus;

                   (vi) No stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or, to the Company's knowledge, threatened by the Commission; and

                   (vii) Each of the representations and warranties of the Company contained in this Agreement and in each certificate and document contemplated under this Agreement to be delivered to you was, when originally made and is at the time such certificate is dated, true and correct in all material respects.

              (h) Concurrently with the execution and delivery of this Agreement and at the Closing Date, you shall have received a certificate of the Company signed by the Chief Executive Officer of the Company and the principal financial officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in subparagraph (g) above have been satisfied in all material respects and that, as of the Closing Date, the representations and warranties of the Company set forth in Paragraph 2 herein are true and correct, as if made on and as of the Closing Date, in all material respects. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

              (i) At the time this Agreement is executed, and at the Closing Date, you shall have received a letter, addressed to the Underwriter and in form and substance reasonably satisfactory in all material respects to you and counsel for the Underwriter, from Ernst & Young LLP dated as of the date of this Agreement and as of the Closing Date, substantially in the form of EXHIBIT A hereto.

              (j) All proceedings taken in connection with the authorization, issuance or sale of the Securities, Warrant Shares, Additional Securities and the Underwriter's Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to counsel to the Underwriter, and the Underwriter shall have received from such counsel an opinion, dated as the Closing Date with respect to such of these proceedings as you may reasonably require.

              (l) The obligation of the Underwriter to purchase Additional Securities hereunder is subject to the accuracy of the representations and warranties of the Company contained herein on and as of the Option Closing Date in all material respects and to the satisfaction on and as of the Option Closing Date of the conditions set forth herein in all material respects.

              (m) On the Closing Date there shall have been duly tendered to you for your account the appropriate number of shares of Common Stock and Warrants constituting the Securities.

         10.  INDEMNIFICATION AND CONTRIBUTION.

              (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter, each of its agents and counsel and each person, if any, who controls the Underwriter ("controlling person") within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages, actions and expenses or liability, joint or several, whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), joint or several, to which it or such controlling persons may become subject under the Act, the Exchange Act or under any other statute or at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Preliminary Prospectus or the Prospectus (as from time to time amended and supplemented); in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Warrant Shares of the Company issued or issuable upon exercise of the Warrants, or Warrant Shares issued or issuable upon exercise of the Underwriter's Warrants; or in any application or other document or written communication (in this Paragraph 10 collectively called "application") executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Securities, Warrant Shares, Additional Securities, Underwriter's Warrants and Underwriter's Securities under the securities laws thereof or filed with the Commission or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they were made), unless such statement or omission was made in reliance upon or in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. Notwithstanding the foregoing, the Company shall have no liability under this Paragraph 10(a) if any such untrue statement or omission made in a Preliminary Prospectus, is corrected in the Prospectus and the Underwriter failed to deliver to the person or persons alleging the liability upon which indemnification is being sought, at or prior to the written confirmation of such sale, a copy of the Prospectus. This indemnity will be in addition to any liability which the Company may otherwise have.

              (b) The Underwriter agrees to indemnify and hold harmless the Company and each of the officers and directors of the Company who have signed the Registration Statement, each of its agents and counsel, and each other person, if any, who controls the

Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter in Paragraph 10(a), but only with respect to any untrue statement or alleged untrue statement of any material fact contained in or any omission or alleged omission to state a material fact required to be stated in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or necessary to make the statements therein not misleading or in any application made in reliance upon, and in conformity with, written information furnished to the Company by you expressly for use in the preparation of such Preliminary Prospectus, the Registration Statement or Prospectus with respect to the Underwriter or directly relating to the transactions effected or to be effected by the Underwriter in connection with the Offering. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

              (c) If any action is brought against any indemnified party (the "Indemnitee") in respect of which indemnity may be sought against another party pursuant to the foregoing (the "Indemnitor"), the Indemnitor shall assume the defense of the action, including the employment and fees of counsel (reasonably satisfactory to the Indemnitee) and payment of expenses. Any Indemnitee shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action. If the Indemnitor shall have employed counsel to have charge of the defense or shall previously have assumed the defense of any such action or claim, the Indemnitor shall not thereafter be liable to any Indemnitee in investigating, preparing or defending any such action or claim. Each Indemnitee shall promptly notify the Indemnitor of the commencement of any litigation or proceedings or any other action against the Indemnitee in respect of which indemnification is to be sought.

              (d) In order to provide for just and equitable contribution under the Act in any case in which: (i) the Underwriter makes a claim for indemnification pursuant to Paragraph 10 hereof, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case notwithstanding the fact that this Paragraph 10 provides for indemnification of such case; or (ii) contribution under the Act may be required on the part of the Underwriter in circumstances for which indemnification is provided under this Paragraph 10, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Underwriter is responsible for the portion represented by dividing the total compensation received by the Underwriter herein or in connection with the Offering by the total purchase price of all Securities sold in the public offering and the Company is responsible for the remaining portion; provided, that in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriter. As used in this Paragraph 10, the term "Underwriter" includes any officer, director, or other person who controls the Underwriter within the meaning of Section 15 of the Act, and the word "Company" includes any officer, director or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then the Underwriter and each person who controls the Underwriter shall be entitled to contribution from the Company to the full extent permitted by law. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent in writing to the settlement.

              (e) Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is made against another party (the "contributing party"), notify the contributing party of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability it may have to any other party other than for contribution hereunder.

         In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The indemnification provisions contained in this Paragraph 11 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

          11.  REPRESENTATIONS, WARRANTIES, AGREEMENTS TO SURVIVE DELIVERY.

              The respective indemnity and contribution agreements by the Underwriter and the Company contained in Paragraph 10 hereof, and the covenants, representations and warranties of the Company and the Underwriter set forth in this Agreement, shall remain operative and in full force and effect regardless of (i) any investigation made by the Underwriter or on its behalf or by or on behalf of any person who controls the Underwriter, or by the Company or any controlling person of the Company or any director or any officer of the Company,
(ii) acceptance of any of the Securities and payment therefor, or (iii) any termination of this Agreement, and shall survive the delivery of the Securities; and any successor of the Underwriter or the Company, or of any person who controls you or the Company or any other indemnified party, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Underwriter and the Company contained in Paragraph 10 above shall be in addition to any liability which the Underwriter and the Company may otherwise have.

         12.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

              (a)  This Agreement shall become effective at       10:00 a.m.,
New York time, on the first full business day following the day on which you and the Company receive notification that the Registration Statement became effective.

              (b) This Agreement may be terminated by the Underwriter by notifying the Company at any time on or before the Closing Date, if any domestic or international event or act or occurrence has materially disrupted, or in your reasonable opinion will in the immediate future materially disrupt, securities markets in the United States; or if trading in securities generally on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market in the United States shall have been suspended, or minimum or maximum prices for trading in securities generally shall have been fixed, or maximum ranges for prices for securities shall have been required, on the over-the-counter market by the NASD or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or if a moratorium in foreign exchange trading by major international banks or persons has been declared in the United States; or if the Company shall have sustained a loss material or substantial to the Company taken as a whole by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your reasonable opinion, make it inadvisable to proceed with the offering, sale and delivery of the Securities; or war or act of God or other calamity that would have a substantial adverse effect or loss to the

Company; or if there shall have been a material adverse change in the conditions of the United States securities market in general, as in your reasonable judgment would make it inadvisable to proceed with the offering, sale and delivery of the Securities.

              (c) If you elect to terminate this Agreement as provided in this Paragraph 12, the Company shall be notified promptly by you by telephone or facsimile, confirmed by letter.

              (d) Anything in this Agreement to the contrary notwithstanding, if this Agreement shall terminate or shall not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any undertaking, or to satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the Underwriter, in addition to the obligations assumed by the Company pursuant to Paragraph 8 herein, will be to reimburse the Underwriter on an accountable basis for the following: (i) reasonable Blue Sky counsel fees and expenses to the extent set forth in Paragraph 8(a)(iv); (ii) Blue Sky filing fees to that same extent; and
(iii) such other reasonable out-of-pocket expenses actually incurred by the Underwriter (including the reasonable fees and disbursements of their counsel), to the extent set forth in Paragraph 8(a), in connection with this Agreement and the proposed offering of the Securities, but in no event to exceed the sum of $125,000 less such amounts as shall have already been paid pursuant to Section 8(b) or otherwise. The Company shall not in any event be liable to the Underwriter for the loss of anticipated profits from the transactions covered by this Agreement.

              Anything in this Agreement to the contrary notwithstanding, if this Agreement shall be terminated by you because you have exercised your rights pursuant to Paragraph 12(b) above, the Company shall not be under any liability to you except, on an accountable basis, for the portion of the non-accountable expense allowance referred to in Paragraph 8(b) for which expenses have actually been paid or incurred by you, and any balance will be returned by you to the Company.

         13.  NOTICES.

         All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Underwriter, shall be mailed, delivered or telegraphed and confirmed to the Underwriter at Rickel & Associates, Inc., 875 Third Avenue, New York, New York 10022, Attention: Elliot
J. Smith, with a copy thereof to Felice F. Mischel, Esq., Schneck Weltman Hashmall & Mischel LLP, 1285 Avenue of the Americas, New York, New York 10019, and, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to the Company at 810 Chicago Street, Toledo, Ohio 43611, Attention:
Bruce Maison, President, with a copy thereof to Lawrence M. Bell, Esq., Benesch, Priedlander, Coplan &

Aronoff P.L.L., 2300 BP America Building, 200 Public Square, Cleveland, Ohio 44114.

         14.  PARTIES.

         This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriter, the Company and the controlling persons, directors and officers referred to in Paragraph 10 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. No purchaser of any of the Securities or Additional Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         15.  CONSTRUCTION.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the rules governing conflict of laws, and shall supersede any agreement or understanding, oral or in writing, express or implied, between the Company and you relating to the sale of any of the Securities.

         16.  JURISDICTION AND VENUE.

         The Company agrees that the courts of the State of New York shall have jurisdiction over any litigation arising from this Agreement, and venue shall be proper in the Southern District of New York.

         17.  COUNTERPARTS.

         This agreement may be executed in counterparts.

         If the foregoing correctly sets forth the understanding between you and the CompAny, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                  Very truly yours,

                                  ENVIRONMENTAL PURIFICATION INDUSTRIES, INC.


                                  By:___________________________
                                     Bruce Maison, President


Accepted as of the date first above
written:

RICKEL & ASSOCIATES, INC.


By:_________________________________